Amendment to
Amended and Restated Distribution Agreement between
JNL Variable Fund LLC and Jackson National Life Distributors LLC

This Amendment is made by and between JNL Variable Fund LLC, a Delaware limited liability company (“Company”), and Jackson National Life Distributors LLC (“JNLD”), a broker-dealer registered with the Securities and Exchange Commission and the Financial Industry Regulatory Authority.

Whereas, the Company and JNLD entered into an Amended and Restated Distribution Agreement effective April 29, 2013, as amended May 30, 2013, September 16, 2013, June 4, 2014 and September 15, 2014 (“Agreement”), whereby the Company appointed JNLD as distributor (“Distributor”) of the shares of the separate funds (the “Funds”) set forth on Schedule A of the Agreement.

Whereas, the following fund mergers have been approved by the Board of Managers of the Fund:
Fund Mergers:
-	JNL/Mellon Capital Value Line® 30 Fund into the JNL/Mellon Capital S&P® 24 Fund; and
-	JNL/Mellon Capital JNL Optimized 5 Fund into the JNL/Mellon Capital JNL 5 Fund.

Whereas, pursuant to the approval of the fund mergers, as outlined herein-above, the parties have agreed to amend Schedule A of the Agreement to:
-	remove the JNL/Mellon Capital Value Line® 30 Fund and its respective fees; and
-	remove the JNL/Mellon Capital JNL Optimized 5 Fund and its respective fees.

Now Therefore, in consideration of the mutual covenants herein contained, the parties hereby agree to amend the Agreement as follows:

Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A dated April 27, 2015, attached hereto.

In Witness Whereof, the Company and the Distributor have caused this Amendment to be executed as of this 23rd day of February 2015, effective April 27, 2015.

Attest:		JNL Variable Fund LLC

By:	/s/ Norma M. Mendez	By:	/s/ Kristen K. Leeman
	Norma M. Mendez	Name:	Kristen K. Leeman
		Title:	Assistant Secretary

Attest:		Jackson National Life Distributors LLC

By:	/s/ Brittany Barbour	By:	/s/ Alison Reed
	Brittany Barbour	Name:	Alison Reed
		Title:	EVP, Operations

Schedule A
Dated April 27, 2015

Fund	Class	Maximum 12b-1 FEE1
JNL/Mellon Capital DowSM 10 Fund	Class A	0.20%
	Class B	None
JNL/Mellon Capital Global 15 Fund	Class A	0.20%
	Class B	None
JNL/Mellon Capital Nasdaq® 25 Fund	Class A	0.20%
	Class B	None
JNL/Mellon Capital S&P® 24 Fund	Class A	0.20%
	Class B	None
JNL/Mellon Capital S&P® SMid 60 Fund	Class A	0.20%
	Class B	None
JNL/Mellon Capital 25 Fund	Class A	0.20%
	Class B	None
JNL/Mellon Capital JNL 5 Fund	Class A	0.20%
	Class B	None
JNL/Mellon Capital Communications Sector Fund	Class A	0.20%
	Class B	None
JNL/Mellon Capital Consumer Brands Sector Fund	Class A	0.20%
	Class B	None
JNL/Mellon Capital Financial Sector Fund	Class A	0.20%
	Class B	None
JNL/Mellon Capital Healthcare Sector Fund	Class A	0.20%
	Class B	None
JNL/Mellon Capital Oil & Gas Sector Fund	Class A	0.20%
	Class B	None
JNL/Mellon Capital Technology Sector Fund	Class A	0.20%
	Class B	None

1 As a percentage of the average daily net assets attributable to the specified class of shares.

A-1